Exhibit 99.1

DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:	April 23, 2009

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President and CEO	Chief Financial Officer

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Three Months Ended March 31, 2009

DANVERS, MASSACHUSETTS (April 23, 2009): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank (the “Bank”), today reported net income of $1.4 million for the quarter ended March 31, 2009, an increase of $4.6 million compared to a net loss of $3.2 million for the same quarter in 2008.  The increase is primarily due to the increase in net interest income and a sizeable reduction in non-interest expenses between the comparable periods.  Net interest income during the quarter improved $2.0 million or 18.6% from the comparable three-month period in 2008.  The decline in non-interest expense relates to two non-recurring items that the Company incurred during the first quarter of 2008; a $6.9 million pretax charge related to the establishment of the Danversbank Charitable Foundation, Inc. (the ‘‘Foundation”) and a $3.7 million pretax charge related to the acceleration of the Company’s phantom stock plan.  Both charges are directly related to the Company’s conversion from a mutual form of organization to a public stock holding company.

Compared to the quarter ended December 31, 2008, net income increased to $1.4 million from a net loss of $37,000.  Decreases in the provision for loan losses, non-interest expense and applicable income taxes, were slightly offset by a decrease in net interest income between the comparable periods.

First quarter financial highlights include:

•                  11% annualized growth in gross loans;

•                  32% annualized growth in total deposits;

•                  Non-performing assets to total assets of .55% compared to .41% for Q4 ‘08 and .61% for Q1 ‘08;

•                  Net interest margin of 3.06% compared to 3.24% for Q4 ‘08 and 3.01% for Q1 ‘08;

•                  Net interest income increased 19% compared to the same period in 2008;

•                  Net interest income declined 2% compared to Q4 ‘08;

•                  Non-interest income declined 24% compared to the same period in 2008; and

•                  Non-interest income increased 4% compared to Q4 ‘08.

“We were encouraged in the first quarter both by the relative stability in our asset quality metrics and an impressive increase in our core deposits.  The increase was spread throughout all our deposit categories and of particular note was a $24 million contribution from our online checking and savings accounts, initiatives which were originally launched in the fourth quarter of 2008,” stated Kevin T. Bottomley, President and CEO.

Earnings per share basic and diluted for the first quarter were $0.08.  Earnings per share are not applicable for the quarter ended March 31, 2008, as shares were not outstanding for the entire period.

DANVERS BANCORP, INC.

Dividend Declared

The Board of Directors of the Company has declared a cash dividend on its common stock of $0.02 per share.  The dividend will be paid on or after May 22, 2009 to shareholders of record as of May 8, 2009.

2009 Earnings Summary

The Company’s net interest income increased $2.0 million, or 18.6%, during the first quarter of 2009 when compared with the same period in 2008.  The increase was attributable to both an improvement in the Company’s net interest margin and strong loan growth during the quarter.  The Company’s net interest income, during the first quarter of 2009, decreased $202,000 when compared to the fourth quarter of 2008.  While the overall volume of business, particularly in the loan area, increased during the 2009 quarter, the Company experienced an 18 basis point decline in its net interest margin (“NIM”) during the first quarter as the Company’s assets repriced faster than its liabilities during the period.  The Company’s NIM was 3.06% for the quarter ended March 31, 2009, compared to 3.24% for the quarter ended December 31, 2008 and 3.01% for the quarter ended March 31, 2008.

Non-interest income for the first quarter of 2009 totaled $1.7 million, a decrease of $547,000, or 23.9%, compared to the first quarter of 2008.  Increases in gains on sale of loans and service charges on deposits were offset by decreases in income on bank-owned life insurance and on gains on sales of securities.  The Company benefited from $772,000 in gains on sales of securities during the first quarter of 2008.  There were no securities gains in the 2009 quarter.  Non-interest income increased $72,000 for the first quarter when compared to the quarter ended December 31, 2008.  The change reflects increases in gains on sales of loans and on service charges on deposits, offset by a decrease in income on bank-owned life insurance.  Identifying potential sources of stable and reliable non-interest income remains a management goal in 2009.

Other operating expense decreased by $9.9 million for the first quarter of 2009 as compared to the same period in 2008.  As noted above this decrease relates to two non-recurring charges associated with the conversion to a public stock holding company during the first quarter of 2008.  The Company experienced a decrease in other real estate owned expense of $669,000 and an increase in other operating expenses of $556,000 compared to the same quarter in 2008.  Increases in general and administrative expenses, most notably in the areas of deposit insurance, legal, marketing, and investor relations were the primary reasons for the increases between the comparable periods.  Non-interest expense decreased by $543,000 for the first quarter when compared to the quarter ended December 31, 2008.  This was due to decreases in other real estate owned and other operating expenses of $794,000 and $354,000, respectively.  These decreases were partially offset by increases in salaries and employee benefits of $484,000 and occupancy expense of $194,000.

Balance Sheet Summary

The Company’s total assets increased by $10.2 million, or 0.6%, from $1,727.8 million at December 31, 2008 to $1,738.0 million at March 31, 2009.  Net loans increased by $28.1 million, or 2.5% during the quarter and securities decreased $32.3 million, or 6.6%.  The change in the Company’s mix of business was the combination of cash flow from the Company’s investment portfolio and the credit opportunities that continue to present themselves.  The Company deployed a short-term leverage during the fourth quarter of 2008 that involved matching extremely low-cost overnight borrowing against purchases of callable agency securities.  The first quarter cash flow from investment calls and amortization from the Company’s mortgage-backed securities portfolio were sufficient to fund the Company’s loan origination activities during the quarter.  The Company also experienced a dramatic increase in deposits during the quarter.  The combination of investment cash flows and deposit originations allowed management to pay down a sizeable portion of the Company’s overnight borrowing.  Deposit balances increased by $88.9 million, or 8.0%, for the first quarter of 2009. Total borrowing decreased $73.9 million during the period.

DANVERS BANCORP, INC.

The Company experienced growth in commercial real estate and commercial and industrial (“C&I”) loan balances in the first quarter of 2009.  The Company had an increase in commercial real estate loans of $32.1 million and in C&I loans of $5.5 million.  These increases were partially offset by a $12.1 million decrease in construction loan balances.  Overall, the loan portfolio increased more than $28 million during the quarter to $1,147.5 million.

“While net loan growth of 2.5% was less than the rate of expansion we experienced during the fourth quarter of 2008, our pipeline remains strong and we believe that loan growth will be sustainable during the remainder of 2009,” noted Bottomley.

The Company’s asset quality metrics increased modestly with non-performing assets increasing to 55 basis points, up from 41 basis points at December 31, 2008, but down from 61 basis points at March 31, 2008.  Non-performing assets totaled $9.6 million at March 31, 2009 compared to $7.1 million at December 31, 2008.  Included in the first quarter non-performing assets total are four loans totaling $3.1 million that have been restructured and are in full compliance with their modified terms and conditions.  The first quarter provision for loan losses was $760,000 compared to $600,000 for the same period in 2008 and $1.5 million during the fourth quarter of 2008.  The growth of the loan portfolio, particularly in the C&I segment, was the primary reason for the increase in the provision for loan losses over the fourth quarter of 2008 and the first quarter of 2009.  Net charge-offs were $348,000 for the first quarter of 2009 compared to $253,000 for the first quarter of 2008.  The allowance for loan losses increased by $412,000, or 3.4%, during the first quarter of 2009 and represents 1.09% of loans at March 31, 2009 compared to 1.08% at December 31, 2008.  The allowance represents 149.54% of non-performing loans at March 31, 2009.

Deposits increased by $88.9 million, or 8.0%, to $1,207.2 million at March 31, 2009 compared to $1,118.3 million at December 31, 2008.  For the quarter, the Company experienced increases in all deposit categories with the most notable increases occurring in the Company’s money market, certificate of deposit and savings categories.  New deposit balances emanated from a variety of sources including, but not limited to, the Company’s online checking and savings product initiatives.  With our decidedly commercial focus, successfully raising core deposits is a critical component of the Company’s overall funding and growth strategy.  Advances from the Federal Home Loan Bank of Boston (“FHLBB”) decreased by $71.6 million, or 23.7%, at March 31, 2009 compared to December 31, 2008.  The vast majority of the decrease relates to the pay down of overnight borrowing.  The Company’s success at raising deposit balances during the quarter allowed the Company to pay down a large segment of the overnight advances that were taken down during the fourth quarter of 2008 as part of the short-term leverage initiative.

Company Profile

Danvers Bancorp, Inc. is the holding company for Danversbank, a Massachusetts-chartered savings bank headquartered in Danvers, Massachusetts.  Originally founded in 1850 as a Massachusetts-chartered mutual savings bank, we have grown to $1.7 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 15 other branch offices located in Andover, Beverly, Boston, Chelsea, Danvers, Malden, Middleton, Peabody, Reading, Revere, Salem, Saugus, Wilmington, and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including commercial and industrial, commercial real estate loans, owner-occupied residential mortgages and consumer loans, and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers; funds generated from operations and selected borrowings. We also provide non-deposit investment products and services, cash management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

DANVERS BANCORP, INC.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,’ and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes and the risk factors described in the Company’s December 31, 2008 Form 10-K, issued March 16, 2009, as updated by our Quarterly Reports on Form 10-Q, that adversely affect the business in which Danvers Bancorp is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

DANVERS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2009	2008
	(In thousands)
ASSETS
Cash and cash equivalents	$41,463	$33,129
Certificates of deposit	10,406	10,291
Securities available for sale, at fair value	458,593	490,845
Loans held for sale	3,267	—
Loans	1,147,496	1,118,948
Less allowance for loan losses	(12,545)	(12,133)
Loans, net	1,134,951	1,106,815

Federal Home Loan Bank stock, at cost	14,001	14,001
Premises and equipment, net	25,835	22,877
Bank-owned life insurance	24,963	24,826
Other real estate owned	1,162	1,158
Accrued interest receivable	7,723	7,457
Deferred tax asset, net	7,822	6,955
Other assets	7,823	9,455
	$1,738,009	$1,727,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand deposits	$133,298	$123,414
Savings and NOW accounts	197,613	176,365
Money market accounts	482,558	440,931
Term certificates over $100,000	248,131	242,846
Other term certificates	145,604	134,727
Total deposits	1,207,204	1,118,283
Short-term borrowings	94,793	168,276
Long-term debt	162,639	163,022
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	12,767	15,255
Total liabilities	1,507,368	1,494,801
Stockholders’ equity:
Preferred stock; $0.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 60,000,000 shares authorized; 17,842,500 shares issued and 17,502,600 shares outstanding at March 31, 2009 and 17,842,500 shares issued and outstanding at December 31, 2008	178	178
Additional paid-in capital	174,757	174,510
Retained earnings	68,908	67,854
Accumulated other comprehensive income	4,159	4,026
Unearned restricted shares	(3,979)	—
Unearned compensation - ESOP, 1,338,188 shares and 1,356,030 shares at March 31, 2009 and December 31, 2008, respectively	(13,382)	(13,560)
Total stockholders’ equity	230,641	233,008
	$1,738,009	$1,727,809

DANVERS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(Dollars in thousands,
	except per share amounts)
Interest and dividend income:
Interest and fees on loans	$15,707	$15,620
Interest on debt securities:
Taxable	5,422	4,792
Non-taxable	203	189
Dividends on equity securities	—	108
Interest on cash equivalents and certificates of deposit	97	528
Total interest and dividend income	21,429	21,237

Interest expense:
Interest on deposits:
Savings and NOW accounts	548	660
Money market accounts	2,923	3,329
Term certificates	3,027	4,273
Interest on short-term borrowings	128	121
Interest on long-term debt and subordinated debt	2,322	2,329
Total interest expense	8,948	10,712
Net interest income	12,481	10,525
Provision for loan losses	760	600
Net interest income, after provision for loan losses	11,721	9,925

Non-interest income:
Service charges on deposits	788	630
Loan servicing fees	10	59
Gain on sales of loans	341	61
Gain on sales of other real estate owned	29	—
Net gain on sales of securities	—	772
Net increase in cash surrender value of bank-owned life insurance	136	358
Other operating income	434	405
Total non-interest income	1,738	2,285

Non-interest expenses:
Salaries and employee benefits	6,973	10,036
Occupancy	1,504	1,310
Equipment	768	753
Outside services	243	282
Contribution to the Danversbank Charitable Foundation	—	6,850
Other real estate owned expense	125	794
Other operating expense	2,188	1,632
Total non-interest expenses	11,801	21,657
Income (loss) before income taxes	1,658	(9,447)
Provision (benefit) for income taxes	275	(6,191)
Net income (loss)	$1,383	$(3,256)

Weighted-average shares outstanding:
Basic	16,376,388	N/A
Diluted	16,383,254	N/A

Earnings per share:
Basic	$0.08	N/A
Diluted	$0.08	N/A

DANVERS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,	December 31,
	2009	2008
	(Dollars in thousands,
	except per share amounts)
Interest and dividend income:
Interest and fees on loans	$15,707	$16,805
Interest on debt securities:
Taxable	5,422	4,921
Non-taxable	203	195
Dividends on equity securities	—	102
Interest on cash equivalents and certificates of deposit	97	141
Total interest and dividend income	21,429	22,164

Interest expense:
Interest on deposits:
Savings and NOW accounts	548	546
Money market accounts	2,923	3,008
Term certificates	3,027	3,383
Interest on short-term borrowings	128	146
Interest on long-term debt and subordinated debt	2,322	2,398
Total interest expense	8,948	9,481
Net interest income	12,481	12,683
Provision for loan losses	760	1,500
Net interest income, after provision for loan losses	11,721	11,183

Non-interest income:
Service charges on deposits	788	730
Loan servicing fees	10	61
Gain on sales of loans	341	91
Gain on sales of other real estate owned	29	—
Net gain on sales of securities	—	34
Net increase in cash surrender value of bank-owned life insurance	136	320
Other operating income	434	430
Total non-interest income	1,738	1,666

Non-interest expenses:
Salaries and employee benefits	6,973	6,489
Occupancy	1,504	1,310
Equipment	768	819
Outside services	243	265
Other real estate owned expense	125	919
Other operating expense	2,188	2,542
Total non-interest expenses	11,801	12,344
Income before income taxes	1,658	505
Provision for income taxes	275	542
Net income (loss)	$1,383	$(37)

Weighted-average shares outstanding:
Basic	16,376,388	16,468,886
Diluted	16,383,254	16,468,886

Earnings per share:
Basic	$0.08	$(0.002)
Diluted	$0.08	$(0.002)

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	March 31, 2009				March 31, 2008
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$27,475		$97	1.41%	$68,368		$528	3.11%
Debt securities: (2)
U.S. Government	1,538		11	2.86	2,000		23	4.63
Gov’t-sponsored enterprises and FHLMC	198,460		2,439	4.92	181,540		2,195	4.86
Mortgage-backed	243,959		2,970	4.87	196,370		2,569	5.26
Municipal bonds	19,960		203	4.07	18,592		189	4.09
Other	250		2	3.20	328		5	6.13
Equity securities	14,626		—	—	10,689		108	4.06
Real estate mortgages (3)	605,871		8,425	5.56	559,754		9,063	6.51
C&I loans (3)	436,752		6,225	5.70	311,801		5,782	7.46
IRBs (3)	74,833		890	4.76	47,019		583	4.99
Consumer loans (3)	8,641		167	7.73	9,358		192	8.25
Total interest-earning assets	1,632,365		21,429	5.25	1,405,819		21,237	6.08
Allowance for loan losses	(12,341)				(9,237)
Total earning assets less allowance for loan losses	1,620,024				1,396,582
Non-interest-earning assets	100,126				93,252
Total assets	$1,720,150				$1,489,834

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$185,714		548	1.18	$176,223		660	1.51
Money market accounts	466,267		2,923	2.51	386,187		3,329	3.47
Term certificates (4)	379,904		3,027	3.19	371,088		4,273	4.63
Total deposits	1,031,885		6,498	2.52	933,498		8,262	3.56
Borrowed funds:
Short-term borrowings	128,388		128	0.40	26,834		121	1.81
Long-term debt	162,781		1,789	4.40	145,482		1,689	4.67
Subordinated debt	29,965		533	7.11	29,965		640	8.59
Total interest-bearing liabilities	1,353,019		8,948	2.65	1,135,779		10,712	3.79
Non-interest-bearing deposits	124,656				166,503
Other non-interest-bearing liabilities	13,572				6,120
Total non-interest-bearing liabilities	138,228				172,623
Total liabilities	1,491,247				1,308,402
Stockholders’ equity	228,903				181,432
Total liabilities and stockholders’ equity	$1,720,150				$1,489,834

Net interest income			$12,481				$10,525
Net interest rate spread (5)				2.60%				2.29%
Net interest-earning assets (6)	$279,346				$270,040
Net interest margin (7)				3.06%				3.01%
Ratio of interest-earning assets to total interest-bearing liabilities	1.21	x			1.24	x

(1)	Yields are annualized
(2)	Average balances are presented at average amortized cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Term certificates include brokered and non-brokered CDs.
(5)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	March 31, 2009				December 31, 2008
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$27,475		$97	1.41%	$27,482		$141	2.05%
Debt securities: (2)
U.S. Government	1,538		11	2.86	2,010		16	3.18
Gov’t-sponsored enterprises and FHLMC	198,460		2,439	4.92	186,639		2,207	4.73
Mortgage-backed	243,959		2,970	4.87	218,234		2,695	4.94
Municipal bonds	19,960		203	4.07	19,182		195	4.07
Other	250		2	3.20	250		3	4.80
Equity securities	14,626		—	—	12,186		102	3.35
Real estate mortgages (3)	605,871		8,425	5.56	605,202		9,169	6.06
C&I loans (3)	436,752		6,225	5.70	413,811		6,607	6.39
IRBs (3)	74,833		890	4.76	69,844		847	4.85
Consumer loans (3)	8,641		167	7.73	9,084		182	8.01
Total interest-earning assets	1,632,365		21,429	5.25	1,563,924		22,164	5.67
Allowance for loan losses	(12,341)				(11,236)
Total earning assets less allowance for loan losses	1,620,024				1,552,688
Non-interest-earning assets	100,126				92,962
Total assets	$1,720,150				$1,645,650

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$185,714		548	1.18	$176,065		546	1.24
Money market accounts	466,267		2,923	2.51	442,738		3,008	2.72
Term certificates (4)	379,904		3,027	3.19	387,207		3,383	3.49
Total deposits	1,031,885		6,498	2.52	1,006,010		6,937	2.76
Borrowed funds:
Short-term borrowings	128,388		128	0.40	78,049		146	0.75
Long-term debt	162,781		1,789	4.40	163,216		1,831	4.49
Subordinated debt	29,965		533	7.11	29,965		567	7.57
Total interest-bearing liabilities	1,353,019		8,948	2.65	1,277,240		9,481	2.97
Non-interest-bearing deposits	124,656				129,650
Other non-interest-bearing liabilities	13,572				11,732
Total non-interest-bearing liabilities	138,228				141,382
Total liabilities	1,491,247				1,418,622
Stockholders’ equity	228,903				227,028
Total liabilities and stockholders’ equity	$1,720,150				$1,645,650

Net interest income			$12,481				$12,683
Net interest rate spread (5)				2.60%				2.70%
Net interest-earning assets (6)	$279,346				$286,684
Net interest margin (7)				3.06%				3.24%
Ratio of interest-earning assets to total interest-bearing liabilities	1.21	x			1.22	x

(1)	Yields are annualized
(2)	Average balances are presented at average amortized cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Term certificates include brokered and non-brokered CDs.
(5)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.

SELECTED FINANCIAL RATIOS AND OTHER DATA

(Unaudited)

At or For the	At or For the
Three Months Ended	Three Months Ended
March 31,	December 31,
2009	2008	2008

Performance Ratios:

Return (loss) on assets (ratio of income to average total assets) (1)	0.32%	(0.87)%	(0.01)%
Return on equity (loss) (ratio of income to average equity) (1)	2.42%	(7.18)%	(0.07)%
Net interest rate spread (1) (2)	2.60%	2.29%	2.70%
Net interest margin (1) (3)	3.06%	3.01%	3.24%
Efficiency ratio (4)	82.79%	168.84%	85.82%
Non-interest expenses to average total assets (1)	2.74%	5.81%	3.00%
Average interest-earning assets to interest-bearing liabilities	1.21	x	1.24	x	1.22	x

Asset Quality Ratios:

Non-performing assets to total assets	0.55%	0.61%	0.41%
Non-performing loans to total loans	0.73%	0.66%	0.53%
Allowance for loan losses to non-performing loans	149.54%	147.92%	204.53%
Allowance for loan losses to total loans	1.09%	0.97%	1.08%

Capital Ratios:

Risk-based capital (to risk-weighted assets)	21.31%	24.99%	22.03%
Tier 1 risk-based capital (to risk-weighted assets)	20.31%	24.10%	21.03%
Tier 1 leverage capital (to average assets)	14.76%	17.22%	16.55%
Stockholders’ equity to total assets	13.27%	14.79%	13.51%
Average stockholders’ equity to average assets	13.31%	12.18%	13.80%

(1)	Ratios for the three months ended March 31, 2009 and 2008 and three months ended December 31, 2008 are annualized.
(2)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)

The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.